                                                                  EXHIBIT 10.23


                         VISTEON CORPORATION RABBI TRUST



         This Trust Agreement made this 7th day of February, 2003 by and between Visteon Corporation ("Visteon") and The Northern Trust Company ("Trustee");

         WHEREAS, Visteon has adopted the non-qualified employee benefit arrangements as listed in Appendix A (individually referred to as the "Plan" or collectively referred to as the "Plans") which Visteon may revise from time to time to add more Plans by delivering to Trustee a new Appendix A without requiring an amendment of this Trust Agreement.

         WHEREAS, Visteon has incurred or expects to incur liability under the terms of such the Plans with respect to the individuals participating in the Plans;

         WHEREAS, Visteon wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Visteon's creditors in the event of Visteon's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

         WHEREAS, it is the intention of Visteon to contribute to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         SECTION 1.  ESTABLISHMENT OF TRUST

         (a) Visteon hereby establishes with the Trustee a grantor trust and deposits with Trustee in trust $100, which shall become the principal of the Trust, to which shall be added such sums of money and such property acceptable to the Trustee as shall from time to time be paid or delivered to the Trustee and the earnings and profits thereon to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established is revocable by Visteon; it shall become irrevocable upon a Change of Control, as defined herein.

         (c) The Trust is intended to be a grantor trust, of which Visteon is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Visteon and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Visteon. Any assets held by the Trustee will be subject to the claims of Visteon's general creditors under federal and state law in the event of Insolvency as defined in Section 3(a) herein.



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         (e) Upon a Change of Control, Visteon shall, as soon as possible, but in no event longer than 30 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plans as of the date on which the Change of Control occurred. Trustee shall have no duty to enforce any funding obligations of Visteon, and the duties of Trustee shall be governed solely by the terms of the Trust without reference to the terms of the Plans.

         SECTION 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Visteon shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect to each Plan participant (and his or her beneficiaries), directions to Trustee regarding the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. Visteon shall have the sole responsibility for all tax withholding filings and reports. Trustee shall withhold such amounts from distributions as Visteon directs and shall follow the instructions of Visteon with respect to remission of such withheld amounts to appropriate governmental authorities and related reporting and filings.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by Visteon or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

         (c) Visteon may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Visteon shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Visteon shall make the balance of each such payment as it falls due. Trustee shall notify Visteon where principal and earnings are not sufficient to make a payment then due under the Payment Schedule.

         SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN VISTEON IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Visteon is Insolvent, subject to the provisions of
Section 3(b) below. Visteon shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Visteon is unable to pay its debts as they become due, or
(ii) Visteon is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Visteon under federal and state law as set forth below.

                  (1) The Treasurer of Visteon shall have the duty to inform Trustee in writing of Visteon's Insolvency. If a person claiming to be a creditor of Visteon alleges in writing to Trustee that Visteon has become Insolvent, Trustee shall determine whether Visteon is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Visteon's Insolvency, or has received notice from Visteon or a person claiming to be a creditor alleging that Visteon is Insolvent, Trustee shall have no duty to inquire whether Visteon is Insolvent. Trustee may in all events rely on such evidence concerning Visteon's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Visteon's solvency. In no event shall "actual knowledge" be deemed to include knowledge of Visteon's credit status held by banking officers or banking employees of



                                       2
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The Northern Trust Company which has not been communicated to the trust department of Trustee. Trustee may appoint an independent accounting, consulting or law firm to make any determination of solvency required by Trustee under this
Section 3. In such event, Trustee may conclusively rely upon the determination by such firm and shall be responsible only for the prudent selection of such firm.

                  (3) If at any time the Treasurer of Visteon notifies Trustee or Trustee has determined that Visteon is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Visteon's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Visteon with respect to benefits due under the Plans or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Visteon is not Insolvent (or is no longer Insolvent) or pursuant to an order from the U.S. Bankruptcy Court or other court of competent jurisdiction.

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance, to the extent not inconsistent with an order from the U.S. Bankruptcy Court or other court of competent jurisdiction, shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Visteon in lieu of the payments provided for hereunder during any such period of discontinuance, all in accordance with the Payment Schedule, which Visteon shall modify as necessary to comply with the provisions of this paragraph (c).

         SECTION 4. PAYMENTS TO VISTEON.

         Except as provided in Section 3, hereof, after the Trust has become irrevocable, Visteon shall have no right or power to direct Trustee to return to Visteon or to divert to others any of the Trust assets before all payments of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans. Trustee shall be entitled to rely conclusively upon Visteon's written certification that all such payments have been made.

         SECTION 5. INVESTMENT AUTHORITY.

         (a) Subject to such written investment guidelines as may be issued to Trustee from time to time by Visteon and subject further to paragraphs (b) and
(c) hereof, Trustee may invest and reinvest Trust assets in property of any kind, provided, however, that in no event may Trustee, in the exercise of any discretionary investment authority granted to it under this Section 5, invest in securities (including stock or rights to acquire stock) or obligations issued by Visteon, other than a de minimis amount held in common investment vehicles in which Trustee invests. Subject to paragraphs (b) and (c) hereof, all rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

         (b) Visteon shall have the right, at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust; Trustee shall have no responsibility for determining whether such right has been properly exercised or for any investment losses that may result from its exercise.

         (c) Visteon may, by written notice to Trustee, assume investment responsibility for any portion or all of the Trust assets (and shall be deemed to have assumed such responsibility with respect to any shares of Visteon stock, insurance policies or contracts, or other agreed upon assets held in the Trust for which Trustee does not accept investment responsibility), in which event, Trustee shall act with respect to such assets only as directed by Visteon and shall have no investment review responsibility therefor.


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         (d) Trustee shall not make any investment review of, consider the propriety of holding or selling, or vote other than as directed by Visteon, any assets of the Trust Fund for which Visteon shall have investment responsibility in accordance with this Section 5, except that if Trustee shall not have received contrary instructions from Visteon, Trustee shall invest for short term purposes any cash in its custody in bonds, notes and other evidences of indebtedness having a maturity date not beyond five years from the date of purchase, United States Treasury bills, commercial paper, bankers' acceptances and certificates of deposit, and undivided interests or participations therein, and participations in regulated investment companies for which the Trustee or its affiliate is the adviser.

         SECTION 6. DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         SECTION 7. ACCOUNTING BY TRUSTEE.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Visteon and Trustee. Within 90 days following the close of each calendar year and within 45 days after the removal or resignation of Trustee, Trustee shall deliver to Visteon a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. In the absence of the filing in writing with Trustee by Visteon of exceptions or objections to any such account within 90 days, Visteon shall be deemed to have approved such account; in such case, or upon the written approval by Visteon of any such account, Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account had been settled by the decree of a court of competent jurisdiction. Trustee may conclusively rely on determinations of Visteon of valuations for assets of the Trust for which Trustee deems there to be no readily determinable fair market value and on determinations of the issuing insurance company of valuations for insurance contracts/policies.

         SECTION 8. RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given in writing by Visteon. In the event of a dispute between Visteon and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes or defends any litigation brought by or against a third party and arising in connection with this Trust, Visteon agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Visteon does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Visteon generally) with respect to any of its duties or obligations hereunder.



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         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy and shall act with respect to any such policy only as directed by Visteon.

         (f) However, notwithstanding the provisions of Section 8(e) above, where directed by Visteon, Trustee may loan to Visteon the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

         (h) Visteon (which has the authority to do so under the laws of its state of incorporation) shall indemnify The Northern Trust Company, and defend it and hold it harmless from and against any and all liabilities, losses, claims, suits or expenses (including attorneys' fees) of whatsoever kind and nature which may be imposed upon, asserted against or incurred by The Northern Trust Company at any time (1) by reason of its carrying out its responsibilities or providing services under this Trust Agreement, or its status as Trustee, or by reason of any act or failure to act under this Trust Agreement, except to the extent that any such liability, loss, claim, suit or expense arises directly from Trustee's negligence or willful misconduct in the performance of responsibilities specifically allocated to it under the Trust Agreement, or (2) by reason of the Trust's failure to qualify as a grantor trust under the IRS grantor trust rules or the Plan's failure to qualify as an excess benefit or top-hat plan exempt from all or Parts 2, 3, and 4 of Title 1 of the ERISA. This paragraph shall survive the termination of this Trust Agreement.

         (i) Trustee shall not be liable for any delay in performance, or non-performance, of any obligation hereunder to the extent that the same is due to forces beyond Trustee's reasonable control, including but not limited to any industrial, juridical, governmental, civil or military action; acts of terrorism, insurrection or revolution; nuclear fusion, fission or radiation; failure or fluctuation in electrical power, heat, light, air conditioning or telecommunications equipment; or acts of God.

         SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE.

         Visteon shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

         SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Visteon, which shall be effective 60 days after receipt of such notice unless Visteon and Trustee agree otherwise.

         (b) Trustee may be removed by Visteon at any time by written notice to Trustee, which shall be effective 60 days after receipt of such notice or upon shorter notice accepted by Trustee.

         (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Visteon for one (1) year.



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         (d) If Trustee resigns within 10 year(s) after a Change of Control, as defined herein, Visteon shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

         (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The resigning or removed Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to resignation or removal. The transfer shall be completed within 180 days after receipt of notice of resignation, removal or transfer, unless Visteon extends the time limit. Visteon's consent to extension of such time limit shall not be unreasonably withheld.

         (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

         SECTION 11. APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Visteon may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Visteon or the successor Trustee to evidence the transfer.

         (b) The successor Trustee shall not be responsible for and Visteon shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         SECTION 12. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Visteon. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans, as certified to in writing by Visteon (upon which certification Trustee may conclusively rely), or shall make the Trust revocable after it has become irrevocable in accordance with
Section 1(b) hereof.

         (b) Following a Change of Control, the Trust shall not terminate until the date on which there are no longer any assets held in the Trust or Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans, as certified to in writing by Visteon (upon which certification Trustee may conclusively rely). Upon termination of the trust any assets remaining in the Trust shall be returned to Visteon.

         (c) Upon written approval of Plan participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Visteon may terminate this Trust prior to the time all benefit payments under the Plans have been made. Such approval shall be obtained and certified to in writing by Visteon (upon which certification Trustee may conclusively rely), and Trustee shall have no responsibility therefor. All assets in the Trust at termination shall be returned to Visteon.

         (d) This Trust Agreement may not be amended by Visteon for 20 year(s) following a Change of Control, as defined herein.



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         SECTION 13. MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Illinois.

         (d) For purposes of this Trust, Change in Control shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                  (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Visteon (not including in the securities beneficially owned by such Person any securities acquired directly from Visteon or its affiliates) representing 40% or more of the combined voting power of Visteon's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below;

                  (ii) within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of this Trust Agreement, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Visteon) whose appointment or election by the Board or nomination for election by Visteon's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

                  (iii) there is consummated a merger or consolidation of Visteon or any direct or indirect subsidiary of Visteon with any other corporation, other than (a) a merger or consolidation which results in the directors of Visteon immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of Visteon, the surviving entity or any parent thereof or
         (b) a merger or consolidation effected to implement a recapitalization of Visteon (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Visteon (not including in the securities Beneficially Owned by such Person any securities acquired directly from Visteon or its Affiliates) representing 40% or more of the combined voting power of Visteon's then outstanding securities;

                  (iv) the shareholders of Visteon approve a plan of complete liquidation or dissolution of Visteon or there is consummated an agreement for the sale or disposition by Visteon of more than 50% of Visteon's assets, other than a sale or disposition by Visteon of more than 50% of Visteon's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of Visteon in substantially the same proportions as their ownership of Visteon immediately prior to such sale; or

                  (v) any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Agreement.

                  (vi) For purposes of this subsection 13(d), the following terms shall have the meanings indicated below:

                           (A) "Affiliate(s)" shall have the meaning set forth
                  in Rule 12b-2 promulgated under Section 12 of the Exchange
                  Act.

                           (B) "Beneficial Owner" shall have the meaning set
                  forth in Rule 13d-3 under the Exchange Act.

                           (C) "Board" shall mean the Board of Directors of
                  Visteon.

                           (D) "Exchange Act" shall mean the Securities Exchange
                  Act of 1934, as amended from time to time.

                           (E) "Person" shall have the meaning given in Section
                  3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Visteon or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Visteon or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of Visteon in substantially the same proportions as their ownership of stock of Visteon.

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Visteon immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Visteon immediately following such transaction or series of transactions.

         Visteon shall immediately notify Trustee in writing of any Change of Control. Trustee may conclusively rely upon such notice and shall have no duty to determine whether a Change of Control has occurred.

         (e) Any action required to be taken by Visteon shall be by resolution of its Board of Directors or by written direction of one or more of its Treasurer, Executive Vice President and Chief Financial Officer, Senior Vice President of Human Resources, Secretary, or Assistant Secretary or anyone designated by such persons to act on behalf of Visteon. The Trustee may rely upon a resolution or direction filed with the Trustee and shall have no responsibility for any action taken by the Trustee in accordance with any such resolution or direction.

         (f) In making payments to service providers pursuant to authorized directions, Visteon acknowledges that the Trustee is acting as paying agent, and not as the payor, for tax information reporting and withholding purposes.

         (g) This Trust Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective successors and assigns.

         SECTION 14. EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be December 11, 2002.

         IN WITNESS WHEREOF, Visteon and the Trustee have executed this Trust Agreement effective as of the date set forth above.


                                       VISTEON CORPORATION



                                       By:  /s/ Mary A. Winston
                                          -------------------------------------
                                       Name:    Mary A. Winston
                                            -----------------------------------
                                       Title:   Vice President and Treasurer
                                             ----------------------------------

Attest:


  /s/ Janet G. Witkowski
-------------------------------
      Janet G. Witkowski




(CORPORATE SEAL)


         The undersigned, Heidi A. Diebol-Hoorn, does hereby certify that she is the duly elected, qualified and acting Secretary of Visteon Corporation ("Visteon") and further certifies that the person whose signature appears above is a duly elected, qualified and acting officer of Visteon with full power and authority to execute this Trust Agreement on behalf of Visteon and to take such other actions and execute such other documents as may be necessary to effectuate this Trust Agreement.



  /s/ Heidi A. Diebol-Hoorn
-------------------------------
      Assistant Secretary
      Visteon Corporation



                                       THE NORTHERN TRUST COMPANY



                                       By:  /s/ Linda L. Thurber
                                          -------------------------------------
                                       Name:    Linda L. Thurber
                                            -----------------------------------
                                       Title:   Vice President
                                             ----------------------------------

Attest:


  /s/ Mark S. Fetters
-------------------------------

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                                   APPENDIX A
                       TO VISTEON CORPORATION RABBI TRUST


o        Visteon Corporation Deferred Compensation Plan, effective July 1, 2000

o        Visteon Corporation Pension Parity Plan, effective July 1, 2000

o        Visteon Corporation Savings Parity Plan, effective July 1, 2000

o Visteon Corporation Supplemental Executive Retirement Plan, effective July 1, 2000

o        Visteon Corporation Executive Separation Allowance Plan, effective July
         1, 2000

o Visteon Corporation Deferred Compensation Plan for Non-Employee Directors, effective October 11, 2000

o        Change in Control Agreements with officers of Visteon Corporation